Exhibit 23(A)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2004 Stock Plan of LTX Corporation, of our report dated August 25, 2004, with respect to the consolidated financial statements and schedule of LTX Corporation included in its Annual Report (Form 10-K) for the year ended July 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

December 10, 2004